                                  Exhibit 5.1


                             [On SMR&H Letterhead]

                                 August 25, 1999


Certified Grocers of California, ltd.
5200 Sheila Street
Commerce, California   90040

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     As special counsel for Certified Grocers of California, Ltd., a California corporation ("Certified"), in connection with Certified's Registration Statement on Form S-4 (the "Registration Statement"), registering Certified's Class A Shares and Class B Shares (the "Shares") to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of June 14, 1999 and amended as of August 11, 1999, by and among Certified, United Grocers, Inc. and a wholly-owned subsidiary of Certified (the "Agreement"), we have been requested to render this opinion.

     For purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

     1.  The Articles of Incorporation of Certified;

     2.  The Bylaws of Certified;

     3.  The Registration Statement;

     4.  The Agreement; and

     5. Records of the meetings of the Board of Directors of Certified pertaining to the Agreement.

     With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all
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Certified Grocers of California, Ltd.
August 25, 1999
Page 2

documents submitted to us as certified or reproduced copies. We also have obtained from the officers of Certified such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

     Based on the foregoing, subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the Shares to be issued in connection with the transactions contemplated by the Agreement will be duly authorized, validly issued, fully paid and nonassessable, when delivered in the manner and on the terms described in the Agreement and assuming that (i) the transactions contemplated by the Agreement are duly approved by the shareholders of Certified, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act of 1933, as amended (the "Securities Act") or proceedings therefor initiated or threatened by the Securities and Exchange Commission and (iii) the conditions to closing have been satisfied or waived.

     Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

     This opinion is limited to the California General Corporation Law and to present judicial interpretations thereof and to facts as they presently exist.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.



                                Very truly yours,


                  for SHEPPARD, MULLIN, RICHTER & HAMPTON LLP